Exhibit 5.7

CONSENT OF GERRY PAPINI

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Eskay Creek Project NI 43-101 Technical Report and Feasibility Study Report British Columbia, Canada” dated September 14, 2022, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Skeena Resources Limited.

/s/ Gerry Papini
Name: Gerry Papini, P.Geo. Title: Hydrogeologist Ausenco Sustainability Inc.
Date: January 31, 2023